Exhibit 99


                   AEP Reports 2004 Second-Quarter Earnings

    COLUMBUS, Ohio, July 30 /PRNewswire-FirstCall/ --

     - Second-quarter results: GAAP $0.25 per share, ongoing $0.38 per share
     - Improving economy, weather boost regulated utilities' sales, gross margin
     - Higher O&M costs driven by increased maintenance activity, storms
     - Company affirms previous ongoing earnings guidance range for 2004


                           AMERICAN ELECTRIC POWER
                        Preliminary, unaudited results
            (EPS based on 395mm shares Q2 2003, 396mm in Q2 2004,
                 376mm in 6 mo. 2003 and 396mm in 6 mo.2004)

                      Second quarter ended June 30  6-months ended June 30
                         2003      2004  Variance   2003      2004  Variance
     Revenue
      ($ in billions)     3.5       3.4   (0.1)      7.2       6.7   (0.5)
     Earnings
      ($ in millions):
       GAAP               175       100    (75)      615       382   (233)
       Ongoing            170       150    (20)      426       439     13
     EPS ($):
       GAAP              0.44      0.25  (0.19)     1.64      0.96  (0.68)
       Ongoing           0.43      0.38  (0.05)     1.13      1.11  (0.02)


    American Electric Power (NYSE: AEP) today reported 2004 second-quarter earnings, prepared in accordance with Generally Accepted Accounting Principles
(GAAP), of $100 million, or $0.25 per share, compared with $175 million, or $0.44 per share, in the same period last year.
    Ongoing earnings for second-quarter 2004 were $150 million, or $0.38 per share, compared with $170 million, or $0.43 per share, in the same period last year.
    A key factor in the second-quarter ongoing earnings performance, when compared with the prior periods, was increased retail sales, which improved gross margins in AEP's core utility operations. The higher margins helped the company offset the absence of a Texas stranded cost recovery mechanism that added $52 million pre-tax, or $0.09 per share, to ongoing earnings in last year's second quarter; however, a provision for a potential fuel disallowance in Texas this quarter reduced ongoing earnings by $59 million pre-tax, or $0.10 per share. Higher operations and maintenance (O&M) expenses, primarily from increased generation and distribution maintenance activities and storm damage expenses in utility operations, were partially offset by reduced losses from the company's non-utility investments.
    GAAP and ongoing earnings per share for second-quarter 2004 are based on an average of approximately 396 million shares outstanding, compared to an average of approximately 395 million shares outstanding for the same period in 2003. GAAP and ongoing earnings per share for the year-to-date period are based on an average of 396 million shares in 2004, compared to an average of 376 million shares in 2003. For the 2004 year-to-date period, dilution for GAAP earnings is $0.05 per share and dilution for ongoing earnings is $0.06 per share.
    A full reconciliation of GAAP earnings to ongoing earnings for each period is included in tables at the end of this news release.

                              EARNINGS GUIDANCE
    AEP affirmed its previous 2004 ongoing earnings guidance range of between $2.20 and $2.40 per share. In providing ongoing earnings guidance, AEP management is aware of potential differences between 2004 ongoing earnings and 2004 GAAP earnings because of the classification of UK operations and LIG as discontinued. At this time AEP management is not able to accurately estimate the impact on GAAP earnings of potential differences in timing of planned disposals of UK operations, LIG and other non-core assets, or the potential impact of any future changes in accounting principles. Therefore, AEP is not able at this time to provide a corresponding GAAP equivalent for 2004 earnings guidance.


                      SUMMARY ONGOING RESULTS BY SEGMENT
        ($ in millions except EPS; EPS based on 395mm shares Q2 2003,
         396mm in Q2 2004, 376mm in 6mo. 2003 and 396mm in 6mo. 2004)

                       Q2 03     Q2 04  Variance YTD 03    YTD 04  Variance
    Utility Operations   225       183    (42)      534       486     (48)
    Ongoing EPS         0.57      0.46  (0.11)     1.42      1.23   (0.19)
    Investments          (52)       (8)    44       (90)      (13)     77
    Ongoing EPS        (0.13)    (0.02)  0.11     (0.24)    (0.03)   0.21
    Parent Company        (3)      (25)   (22)      (18)      (34)    (16)
    Ongoing EPS        (0.01)    (0.06) (0.05)    (0.05)    (0.09)  (0.04)
    Ongoing Earnings     170       150    (20)      426       439      13
    Ongoing EPS        $0.43     $0.38 ($0.05)    $1.13     $1.11  ($0.02)


    "While gross margin from our Utility Operations improved year to year, O&M expenses have increased," said Michael G. Morris, AEP's chairman, president and chief executive officer. "Part of the O&M increase is the timing of generation maintenance and the impact of severe storms in many of our states, but we have also made the conscious decision to increase maintenance spending on our distribution system to assure reliability."
    Morris said that Utility Operations O&M expenses for 2004 will exceed budget but will not impact ongoing earnings guidance. However, year-over-year, the overall corporate O&M will be lower because of a decline in expenses for Investments.
    "The utility O&M spending levels reflect what is necessary to properly manage and maintain our power plants and the transmission and distribution infrastructure," Morris said. "As we approach rate proceedings, it's important that O&M costs fairly represent to regulators the full story of what it takes to manage these assets and supply the reliable service the regulators and customers demand."
    The significant improvement in the Investments segment performance reflects AEP's plan to operate the remaining gas pipelines more efficiently and the overall reduction of activity in the Investments segment as a whole.
    The $22 million increase in Parent Company expenses in the quarter is primarily the result of a reallocation of debt service obligations from subsidiaries back to the parent. This negative contribution to earnings should improve as the parent company debt is paid down over time.


                   ONGOING RESULTS FROM UTILITY OPERATIONS
        ($ in millions except EPS; EPS based on 395mm shares Q2 2003,
         396mm in Q2 2004, 376mm in 6mo. 2003 and 396mm in 6mo. 2004)

                        Q2 03     Q2 04  Variance  YTD 03   YTD 04  Variance
    Regulated
     Integrated
     Utilities           655       751      96    1,383     1,500     117
    Ohio Companies       464       468       4      960       981      21
    Texas Wires          174       106     (68)     331       206    (125)
    Texas Supply/REP     115        84     (31)     226       183     (43)
    Off-System Sales     104       113       9      222       282      60
    Other Wholesale
     Transactions         (2)        9      11       (5)       13      18
    Transmission
     Revenue - 3rd
     Party               116       119       3      229       243      14
    Other Operating
     Revenue              83        73     (10)     179       160     (19)
    Total Gross Margin 1,709     1,723      14    3,525     3,568      43
    Operations &
     Maintenance        (735)     (824)    (89)  (1,421)   (1,556)   (135)
    Depreciation &
     Amortization       (315)     (308)      7     (610)     (618)     (8)
    Taxes Other Than
     Income Taxes       (154)     (174)    (20)    (339)     (355)    (16)
    Interest Expense &
     Preferred Dividend (167)     (157)     10     (331)     (320)     11
    Other Income &
     Deductions            5        16      11        7        25      18
    Income Taxes        (118)      (93)     25     (297)     (258)     39
    Total Utility
     Operations          225       183     (42)     534       486     (48)
    Ongoing EPS        $0.57     $0.46  ($0.11)   $1.42     $1.23  ($0.19)


    Improvements in gross margin from Regulated Integrated Utilities and Off-System Sales more than offset the absence in 2004 of a Texas stranded cost recovery mechanism (a wholesale capacity auction true-up) that was available in 2003 and the additional provision booked in second quarter for potential fuel refunds in Texas.
    More favorable weather, when compared with the prior period, and an improving economy contributed to increased gross margin from Regulated Integrated Utilities, as did the cessation of fuel amortization for the Donald
C. Cook nuclear plant in Michigan. Retail power sales by Regulated Integrated Utilities increased 7 percent when compared with second-quarter 2003, reflecting both the more favorable weather conditions for AEP's eastern utilities and an economy-driven increase in demand across all customer groups. Cooling degree days for AEP's eastern utilities almost doubled from second-quarter 2003 and heating degree days were up 18 percent.
    AEP's optimization activities continue to enhance realization and boost gross margin from Off-System Sales.
    The decline in gross margin from Texas Wires for the quarter and year to date reflects the absence of earnings from the wholesale capacity auction true-up in 2003, which added $52 million pre-tax last year to second-quarter results and $108 million pre-tax to 2003's year-to-date results.
    Second-quarter gross margin for Texas Supply/REP was reduced by a $59 million pre-tax provision for a potential fuel disallowance.
    O&M expenses were higher primarily because of increased planned maintenance for the generation fleet compared to the same period last year when scheduled maintenance outages were deferred to benefit from higher market prices for power, continued system improvement work on the distribution network and severe storms in the second quarter. Employee benefit and insurance costs also contributed to the increase.
    Higher property values and tax rates increased AEP's tax payments from the prior period.
    Interest expenses declined as the company continues to refinance debt.


                       ONGOING RESULTS FROM INVESTMENTS
        ($ in millions except EPS; EPS based on 395mm shares Q2 2003,
         396mm in Q2 2004, 376mm in 6mo. 2003 and 396mm in 6mo. 2004)

                        Q2 03     Q2 04  Variance YTD 03  YTD 04  Variance

    AEPES, inc. Gas
     HoldCo (HPL)        (26)       (4)     22      (44)    (13)      31
    MEMCO                  1         2       1        2       4        2
    IPPs and Wind Farms   (2)        1       3       (9)      6       15
    AEP Resources
     - Other             (11)       (4)      7      (18)     (1)      17
    Other                (14)       (3)     11      (21)     (9)      12
      Total Investments  (52)       (8)     44      (90)    (13)      77
      Ongoing EPS     ($0.13)   ($0.02)  $0.11   ($0.24) ($0.03)   $0.21


    Ongoing results improved in all of the Investment operations, reducing the period-to-period loss by $44 million in the second quarter and $77 million year-to-date when compared with the prior period.
    AEP Energy Services, which includes Houston Pipeline (HPL), was the primary reason for the reduction in losses. HPL benefited from improved pipeline optimization and storage activities, and lower expenses.

                      ADDITIONAL INFORMATION ON WEB SITE
    AEP's balance sheet and a cash flow table are available on AEP's web site at http://www.aep.com/go/earnings.

                                   WEBCAST
    American Electric Power's quarterly conference call with financial analysts will be broadcast live over the Internet at 9 a.m. EDT today at http://www.aep.com/go/webcasts or http://www.firstcallevents.com/service/ajwz408005928gf12.html .
    The call will be archived on http://www.aep.com/go/webcasts for use by those unable to listen during the live webcast.
    Minimum requirements to listen to broadcast: The Windows Media Player software, free from http://windowsmedia.com/download , and at least a 56Kbps connection to the Internet.
    American Electric Power owns more than 36,000 megawatts of generating capacity in the United States and is the nation's largest electricity generator. AEP is also one of the largest electric utilities in the United States, with more than 5 million customers linked to AEP's 11-state electricity transmission and distribution grid. The company is based in Columbus, Ohio.
    AEP's GAAP earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company's earnings as reported to the Securities and Exchange Commission. AEP's management believes that the company's ongoing earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide a more meaningful representation of the company's performance. AEP uses ongoing earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses ongoing earnings data internally to measure performance against budget and to report to AEP's board of directors.

    This report made by AEP and certain of its subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its registrant subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; weather conditions; available sources and costs of fuels; availability of generating capacity and the performance of AEP's generating plants; the ability to recover regulatory assets and stranded costs in connection with deregulation; new legislation and government regulation including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon and other substances; resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery for environmental compliance); oversight and/or investigation of the energy sector or its participants; resolution of litigation (including pending Clean Air Act enforcement actions and disputes arising from the bankruptcy of Enron Corp.); AEP's ability to reduce its operation and maintenance costs; the success of disposing of investments that no longer match AEP's business model; AEP's ability to sell assets at acceptable prices and on other acceptable terms; international and country-specific developments affecting foreign investments including the disposition of any foreign investments; the economic climate and growth in AEP's service territory and changes in market demand and demographic patterns; inflationary trends; AEP's ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas, and other energy-related commodities; changes in the creditworthiness and number of participants in the energy trading market; changes in the financial markets, particularly those affecting the availability of capital and AEP's ability to refinance existing debt at attractive rates; actions of rating agencies, including changes in the ratings of debt and preferred stock; volatility and changes in markets for electricity, natural gas, and other energy-related commodities; changes in utility regulation, including the establishment of a regional transmission structure; accounting pronouncements periodically issued by accounting standard-setting bodies; the performance of AEP's pension plan; prices for power that AEP generates and sells at wholesale; changes in technology and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.


                             American Electric Power
     Financial Results for 2nd Quarter 2004 Actual vs 2nd Quarter 2003 Actual

                                        2003 Actual         2004 Actual
                                      ($ millions)   EPS   ($ millions) EPS

        UTILITY OPERATIONS:
         Gross Margin:
     1    Regulated Integrated Utilities   655                751
     2    Ohio Cos.                        464                468
     3    Texas Wires                      174                106
     4    Texas Supply / REP               115                 84
     5    Off-System Sales                 104                113
     6    Other Wholesale Transactions      (2)                 9
     7    Transmission Revenue - 3rd
           Party                           116                119
     8    Other Operating Revenue           83                 73
     9         Total Gross Margin        1,709              1,723

     10   Operations & Maintenance        (735)              (824)
     11   Depreciation & Amortization     (315)              (308)
     12   Taxes Other than Income Taxes   (154)              (174)
     13   Interest Exp & Preferred
           Dividend                       (167)              (157)
     14   Other Income & Deductions          5                 16
     15   Income Taxes                    (118)               (93)
     16         Net Earnings Utility
                 Operations                225        0.57    183       0.46

        INVESTMENTS:
     17   AEPES, inclds Gas HoldCo (HPL)   (26)                (4)
     18   MEMCO                              1                  2
     19   IPPs and Wind Farms               (2)                 1
     20   AEP Resources - Other            (11)                (4)
     21   Other                            (14)                (3)
     22        Total Investments           (52)      (0.13)    (8)      (0.02)

     23   Parent Company                    (3)      (0.01)   (25)      (0.06)

     24        ON-GOING EARNINGS           170        0.43    150        0.38

    Note: For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.


                             American Electric Power
                  Financial Results for 2nd Quarter 2004 Actual
                Reconciliation of On-going and Reported Earnings

                                                     2004 Actual
                                         Utility  Invest.  Parent  Total  EPS
                                                   ($ millions)

    On-going Earnings                       183     (8)     (25)    150  0.38

    Discontinued Operations:
        UK Discontinued Operations           -     (52)       -    (52) (0.13)
        LIG Discontinued Operations          -       2        -      2      -

    Total Special Items                      -     (50)       -    (50) (0.13)

    Reported Earnings                      183     (58)     (25)   100   0.25


                 Financial Results for 2nd Quarter 2003 Actual
               Reconciliation of On-going and Reported Earnings

                                                    2003 Actual
                                         Utility  Invest. Parent Total   EPS
                                                   ($ millions)

    On-going Earnings                       225    (52)   (3)     170    0.43

    Discontinued Operations:
        UK Discontinued Operations            -      3     -        3    0.01
        LIG Discontinued Operations           -      2     -        2       -

    Total Special Items                       -      5     -        5    0.01

    Reported Earnings                       225    (47)   (3)     175    0.44


                           American Electric Power
                        Summary of Selected Sales Data
                           For Domestic Operations
                (Data based on preliminary, unaudited results)

                                                    3 Months Ended June 30,
                                                  2003       2004      Change

    ENERGY SUMMARY
    Retail - Domestic Electric (in
     millions of kWh):
       Residential                               8,659       9,740     12.5%
       Commercial                                8,773       9,390      7.0%
       Industrial                               12,449      12,902      3.6%
       Miscellaneous                               734         806      9.8%
       Total Domestic Retail (Exclds AEP
        C&I, ME SWEPCo, & Tx POLR) (a)          30,615      32,838      7.3%
       AEP C&I, Mutual Energy SWEPCo, &
        Tx POLR                                    739         262    -64.5%
       Total Domestic Retail                    31,354      33,100      5.6%

    Wholesale - Domestic Electric (in
     millions of kWh):                          16,357      19,884     21.6%

    EAST REGION WEATHER SUMMARY (in
     degree days):
    Actual    - Heating (b)                        141         167     18.4%
              - Cooling (c)                        157         313     99.4%
    Normal    - Heating (b)                                    180     -7.2% *
              - Cooling (c)                                    278     12.6% *

    PSO/SWEPCo WEATHER SUMMARY (in
     degree days):
    Actual    - Heating (b)                         34          30    -11.8%
              - Cooling (c)                        638         659      3.3%
    Normal    - Heating (b)                                     33     -9.1% *
              - Cooling (c)                                    642      2.6% *

    *  2004 Actual vs. Normal

    (a) The energy summary represents load supplied by AEP. The AEP C&I load has been segregated to clarify the year-to-year comparison. Delivery of energy by Texas Wires supplied by others is not included.

    (b) Heating Degree Days temperature base is 55 degrees

    (c) Cooling Degree Days temperature base is 65 degrees


                             American Electric Power
        Financial Results for June 2004 YTD Actual vs June 2003 YTD Actual

                                        2003 Actual           2004 Actual
                                      ($ millions)   EPS   ($ millions) EPS

       UTILITY OPERATIONS:
        Gross Margin:
     1   Regulated Integrated Utilities   1,383               1,500
     2   Ohio Cos.                          960                 981
     3   Texas Wires                        331                 206
     4   Texas Supply / REP                 226                 183
     5   Off-System Sales                   222                 282
     6   Other Wholesale Transactions        (5)                 13
     7   Transmission Revenue - 3rd
          Party                             229                 243
     8   Other Operating Revenue            179                 160
     9        Total Gross Margin          3,525               3,568

    10   Operations & Maintenance        (1,421)             (1,556)
    11   Depreciation & Amortization       (610)               (618)
    12   Taxes Other than Income Taxes     (339)               (355)
    13   Interest Exp & Preferred
          Dividend                         (331)               (320)
    14   Other Income & Deductions            7                  25
    15   Income Taxes                      (297)               (258)
    16         Net Earnings Utility
                Operations                  534      1.42       486      1.23

       INVESTMENTS:
    17   AEPES, inclds Gas HoldCo (HPL &
          LIG)                              (44)                (13)
    18   MEMCO                                2                   4
    19   IPPs and Wind Farms                 (9)                  6
    20   AEP Resources - Other              (18)                 (1)
    21   Other                              (21)                 (9)
    22        Total Investments             (90)    (0.24)      (13)    (0.03)

    23   Parent Company                     (18)    (0.05)      (34)    (0.09)

    24        ON-GOING EARNINGS             426      1.13       439      1.11

    Note: For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.


                             American Electric Power
                   Financial Results for YTD June 2004 Actual
                Reconciliation of On-going and Reported Earnings

                                                     2004 Actual
                                         Utility  Invest. Parent  Total   EPS
                                                 ($ millions)

    On-going Earnings                       486    (13)    (34)    439  1.11

    Dispositions:
        Gain from sale of Nanyang General
         Light Electric Co.                   -      6      -      6    0.01

    Discontinued Operations:
        UK Discontinued Operations            -    (64)     -    (64)  (0.16)
        LIG Discontinued Operations           -      1      -      1     -

    Total Special Items                       -    (57)     -    (57)  (0.15)

    Reported Earnings                       486    (70)   (34)   382    0.96


                   Financial Results for YTD June 2003 Actual
                Reconciliation of On-going and Reported Earnings

                                                     2003 Actual
                                         Utility  Invest. Parent  Total   EPS
                                                 ($ millions)

    On-going Earnings                       534    (90)   (18)    426    1.13

    Changes in Accounting Principles:
        SFAS 143 Asset Retirement
         Obligation                         249     (7)     -     242    0.64
        Cessation of EITF 98-10 re: MTM
         accounting                         (13)   (36)     -     (49)  (0.13)

    Impairments and Dispositions:
        Adjustment to South Coast
         Impairment                           -      6      -       6    0.02
        Net Proceeds from Sale of Mutual
         Energy (back office operations)      -     26      -      26    0.07
        Adjustment to sale of water
         heater rental program               (3)     -      -      (3)  (0.01)

    Discontinued Operations:
        UK Discontinued Operations            -    (37)     -     (37)  (0.09)
        LIG Discontinued Operations           -      4      -       4    0.01

    Total Special Items                     233    (44)     -     189    0.51

    Reported Earnings                       767   (134)   (18)    615    1.64


                          American Electric Power
                      Summary of Selected Sales Data
                          For Domestic Operations
              (Data based on preliminary, unaudited results)

                                                 6 Months Ended June 30,
                                             2003           2004      Change

    ENERGY SUMMARY
    Retail - Domestic Electric (in
     millions of kWh):
       Residential                           22,080        23,167       4.9%
       Commercial                            17,568        18,169       3.4%
       Industrial                            24,455        25,175       2.9%
       Miscellaneous                          1,424         1,549       8.8%
       Total Domestic Retail (Exclds AEP
        C&I, ME SWEPCo, & Tx POLR) (a)       65,527        68,060       3.9%
       AEP C&I, Mutual Energy SWEPCo, &
        Tx POLR                               1,538           486     -68.4%
       Total Domestic Retail                 67,065        68,546       2.2%

    Wholesale - Domestic Electric (in
     millions of kWh):                       36,716        39,225       6.8%


    EAST REGION WEATHER SUMMARY (in
     degree days):
    Actual    - Heating (b)                   2,169         2,031      -6.4%
              - Cooling (c)                     158           316     100.0%
    Normal    - Heating (b)                                 1,986       2.3% *
              - Cooling (c)                                   281      12.5% *

    PSO/SWEPCo WEATHER SUMMARY (in
     degree days):
    Actual    - Heating (b)                   1,074           913     -15.0%
              - Cooling (c)                     644           689       7.0%
    Normal    - Heating (b)                                 1,012      -9.8% *
              - Cooling (c)                                   660       4.4% *

    *  2004 Actual vs. Normal

    (a) The energy summary represents load supplied by AEP. The AEP C&I load has been segregated to clarify the year-to-year comparison. Delivery of energy by Texas Wires supplied by others is not included.

    (b) Heating Degree Days temperature base is 55 degrees

    (c) Cooling Degree Days temperature base is 65 degrees

SOURCE  American Electric Power
    -0-                             07/30/2004
    /CONTACT: Media, Pat D. Hemlepp, Director, Corporate Media Relations, +1-614-716-1620, or Analysts, Julie Sloat, Managing Director, Investor Relations, +1-614-716-2885, both of American Electric Power/
    /Company News On-Call:  http://www.prnewswire.com/comp/042050.html /
    /Web site:  http://www.aep.com
                http://www.aep.com/go/earnings
                http://www.aep.com/go/webcasts
                http://www.firstcallevents.com/service/ajwz408005928gf12.html/
    (AEP)

CO:  American Electric Power
ST:  Ohio
IN:  OIL UTI
SU:  ERN CCA MAV